UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2020

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street, Suite 400 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The NASDAQ Capital Market

Explanatory Note

Jaguar Health, Inc. (the “Company”) is filing this Amendment No. 2 on Form 8-K/A to its Current Report on Form 8-K, as filed with the Securities and Exchange Commission on November 20, 2020 and amended on November 27, 2020 (the “Original Report”), to reflect additional shares issued since the transactions reported under Item 3.02 of the Original Report.

Item 3.02 Unregistered Sales of Equity Securities.

On November 18, 2020, Jaguar Health, Inc. (the “Company”) entered into a privately negotiated exchange agreement (the “Exchange Agreement”) with a holder of one of its outstanding secured promissory notes, which as described further below resulted in the aggregate issuance by the Company of more than 5% of the Company’s issued and outstanding shares of common stock (“Common Stock”), as last reported in the Company’s Quarterly Report on Form 10-Q filed on November 16, 2020.

From October 7, 2020 through December 4, 2020, the Company issued 13,424,794 shares of Common Stock at an effective price per share equal to the market price (defined as the Minimum Price under Nasdaq Listing Rule 5635(d)) in the following transactions:

On November 17, 2020, pursuant to an exchange agreement dated November 17, 2020, the Company issued 1,314,974 shares of Common Stock to the holder of a royalty interest entitling the holder to receive $500,000 of future royalties on sales of Mytesi® (crofelemer) and certain up-front license fees and milestone payments from licensees and/or distributors (“Royalty Interest”), which Royalty Interest was issued by the Company pursuant to that certain Securities Purchase Agreement, dated March 4, 2020, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on March 6, 2020, in exchange for the cancellation of such Royalty Interest.

On November 18, 2020, pursuant to an exchange agreement dated November 18, 2020, the Company issued 3,157,895 shares of Common Stock to a noteholder in exchange for a $600,000 reduction in the outstanding balance of the secured promissory note held by such noteholder.

On November 19, 2020, pursuant to an exchange agreement dated November 19, 2020, the Company issued 2,970,297 shares of Common Stock to a noteholder in exchange for a $600,000 reduction in the outstanding balance of the secured promissory note held by such noteholder.

On November 24, 2020, pursuant to an exchange agreement dated November 24, 2020, the Company issued 3,605,769 shares of Common Stock to a noteholder in exchange for a $750,000 reduction in the outstanding balance of the secured promissory note held by such noteholder.

On November 30, 2020, pursuant to an exchange agreement dated November 30, 2020, the Company issued 2,375,859 shares of Common Stock to a noteholder in exchange for an approximately $498,930 reduction in the outstanding balance of the secured promissory note held by such noteholder.

The shares of Common Stock that were exchanged for the royalty interest and portions of the secured promissory note in the transactions described above were issued in reliance on the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended. The form of Exchange Agreement was filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, filed on August 14, 2019, which is incorporated herein by reference.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

	By:	/s/ Lisa A. Conte
		Name:	Lisa A. Conte
		Title:	President and Chief Executive Officer

Date: December 4, 2020

3